Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2013, (except for Note 20A, as to which the date is July 18, 2013 and Note 20B, as to which the date is July 22, 2013) in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-188866) and related Prospectus of WCI Communities, Inc. dated July 22, 2013.

/s/ Ernst & Young LLP
Certified Public Accountants
Miami, Florida
July 22, 2013